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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  October 30, 1996
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                                    AgriBioTech, Inc.
                                   -------------------
             (Exact name of registrant as specified in its charter)


                Nevada                 0-19352                  85-0325742
           ---------------          ---------------          ----------------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                       Identification No.)


        2700 Sunset Road, Suite C-25, Las Vegas, Nevada        89120
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           (Address of Principal Executive Offices)         (Zip Code)

                                (702) 798-1969
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             Registrant's telephone number, including area code



                       Exhibit Index is located on Page 4
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Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

     On October 30, 1996, AgriBioTech, Inc., a Nevada corporation (the "Registrant"), completed the acquisition of certain assets of Germain's, Inc., a Delaware corporation ("Germain's") and W-L Research, Inc., a California corporation ("W-L") and a 50% membership interest in SeedBiotics, L.L.C., an Idaho Limited Liability Company (the "SeedBiotics Interest"), pursuant to a Purchase Agreement, dated October 30, 1996 (the "Purchase Agreement"), by and among the Registrant, certain newly-formed subsidiaries of the Registrant (collectively, the "Buyers"), Berisford Holdings, Inc., a Delaware corporation ("BHI"), Germain's and W-L (collectively, the "Sellers").

     The aggregate purchase price (the "Purchase Price") was $17,284,576, including (a) a cash payment of $16,198,858 and (b) the assumption of accounts payable and other liabilities in an agreed upon amount of $1,085,718. In addition, as part of the consideration for the transaction, the Sellers entered into agreements not to compete with the Buyers in the sale of certain products to existing clients of Sellers for a period of three years. The Buyers and Sellers entered into an agreement regarding a seed service contract between W-L and an unaffiliated third party, which contract was not assigned to the Buyers, whose obligations are secured by certain collateral of the Buyers including the SeedBiotics Interest.

     The parties agreed that the effective date of the acquisition, for accounting purposes, shall be September 1, 1996.

     The cash funds used for the acquisition were primarily obtained from a $10,000,000 private placement of convertible preferred stock and from a drawdown of the Company's $15,000,000 revolving line of credit with the Bank of America (Nevada).

      BHI is the corporate parent of Germain's and W-L. Germain's owned the SeedBiotics Interest. The assets purchased from Germain's comprise a regional seed company engaged in the development, selection, production, acquisition, marketing and distribution of hybrid corn, turf seed, alfalfa, clovers, silage inoculants, pasture grass and cover crops in the United States and Mexico. This business focuses on the sale of alfalfa seed, hybrid seed corn, turf seed and other seed products to dealers, distributors and large growers under the "W-L", "Germain's" and "El Camino" brand names. In addition, the assets include a hybrid seed corn breeding, testing and selection program for improved silage and grain corn hybrids specific to the western United States and Mexico and a program involved in advanced line selection and evaluation of certain cereal varieties.

     The W-L assets constitute a proprietary alfalfa seed breeding, production and marketing company which sells or licenses proprietary varieties of dormant, semi-dormant and non-dormant alfalfa, on a worldwide basis, through franchised distributors and private label customers. Germain's was W-L's largest franchised distributor. These assets comprise one of the world's leading developers of proprietary alfalfa varieties, with its primary research objective being to develop high yielding, high quality, multiple pest resistant alfalfa varieties that meet the needs of its customers located throughout the world.

     The Registrant's newly formed subsidiaries will continue to operate the W-L and Germain's assets from the administrative headquarters in Fresno, California previously used by the Sellers. Research and customer service headquarters were also acquired in Evansville, Wisconsin, and four alfalfa breeding and testing stations are located in Wisconsin, California, Washington and Pennsylvania.

     SeedBiotics, L.L.C. is a seed coating joint venture with Research Seeds, Inc. of St. Joseph, Missouri. SeedBiotics is headquartered in Caldwell, Idaho.

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     Most of the acquired seed products are produced under contract with professional seed growers located in the western and midwestern United States, with certain products, such as turf and forages, purchased directly from seed suppliers and shipped to Fresno, California for blending, if necessary, warehousing and distribution to customers.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (a)  Financial Statements of Business Acquired.

          It is impracticable for the Registrant to file the financial information of the business acquired hereunder at this time, and such information will be filed by amendment to this Form 8-K within sixty days from the due date of this Form 8-K.

     (b)  Pro-forma financial information.

          It is impracticable for the Registrant to file the pro-forma financial information required hereunder at this time, and such information will be filed by amendment to this Form 8-K within sixty days from the due date of this Form 8-K.

     (c)  Exhibits.

          2.1  Purchase Agreement.

          2.2  Omitted Schedules and Exhibits to the Purchase Agreement.



                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         AGRIBIOTECH, INC.
                                          (Registrant)



Date:  November 12, 1996                 By: /s/ Johnny R. Thomas
                                            ---------------------
                                              Johnny R. Thomas,
                                                President

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                                 EXHIBIT INDEX

Exhibit No.  Description
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  2.1        Purchase Agreement.

  2.2        Omitted Schedules and Exhibits to the Purchase Agreement

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